                                                                   EXHIBIT 10.39

                            As of September 30, 2001


Gifts.com, Inc.
c/o The Reader's Digest Association, Inc.
Reader's Digest Road
Pleasantville, New York  10570-7000

                     Re:  Amended, Restated and Consolidated
                          Subordinated Loan Agreement


Ladies and Gentlemen:

       This letter sets forth our agreement (the "Agreement") to amend, restate and consolidate those certain (i) Loan Agreement, dated as of November 1, 1999,
(ii) Loan Agreement, dated as of August 2, 2000, and (iii) Loan Agreement, dated as of October 2, 2000 (collectively, the "Prior Loan Agreements"), each by and among The Reader's Digest Association, Inc. ("RDA"), Domain.com, Inc. ("Domain"; collectively with RDA, the "Lenders") and Gifts.com, Inc. (the "Borrower"), each a Delaware corporation.

       1. The Loans. Pursuant to the Prior Loan Agreements, RDA is owed $26,443,125.00 and Domain is owed $9,806,875.00 in outstanding principal (the "Subordinated Loans"), together with accrued and unpaid interest. Effective as of the date hereof, the terms of the Subordinated Loans are hereby modified as follows:

             (a) Interest. Each Subordinated Loan bears interest at a rate equal to the rate applicable to a three month LIBOR rate loan plus 2% per annum computed on the basis of a 360-day year or, if lower, the maximum rate permitted by law. Commencing on the date hereof, RDA hereby waives interest accruing on its Subordinated Loans to the Borrower up to a maximum amount of $5,000,000.00, and Domain hereby waives interest accruing on its Subordinated Loans to the Borrower up to a maximum amount of $1,250,000.00. For purposes of determining this waiver, accruing interest shall continue to be calculated at the rate of three month LIBOR plus 2% per annum computed on the basis of a 360-day year.

             (b) Payments. Each Subordinated Loan shall mature on the later of (i) August 31, 2002 and (ii) the date of indefeasible payment of all amounts due under the Loan Agreement between RDA and the Borrower (the
"Senior Loan Agreement") and the Senior Promissory Note in favor of RDA in the aggregate principal amount of $15,000,000.00 (the "Senior Note"), each dated as of September 30, 2001.

             (c) Prepayments. The Borrower may, if and to the extent that the Senior Loans (as described below) shall have been paid in full, prepay all or any portion of the Subordinated Loans in minimum amounts of the lesser of $100,000 or the outstanding principal amount of the Subordinated Loans, together with interest thereon accrued and unpaid to the date of prepayment without premium or penalty.

              (d) Accelerated Maturity Upon an Initial Public Offering. At the option of the Lenders, all Subordinated Loans shall immediately become due upon the receipt by the Borrower of proceeds of an initial public offering of its common stock pursuant to the Securities Act of 1933, as amended.

              (e) No Reborrowing. The Subordinated Loans may not be reborrowed.

              (f) Replacement Notes. Upon execution and delivery of this Agreement, each of RDA and Domain is surrendering the promissory notes described in Exhibit A hereto in its possession which evidence the Subordinated Loans. Upon receipt, the Borrower shall mark such notes "cancelled" and issue new Subordinated Promissory Notes (the "Subordinated Notes") to each of RDA and Domain, to evidence its Subordinated Loan to the Borrower. The Subordinated Notes shall be in the form of Exhibit B attached hereto.


       2. Subordination. The Subordinated Loans are subordinate and junior in right of payment to the amounts advanced to or owed by the Borrower to RDA pursuant to the Senior Loan Agreement (the "Senior Loans") and the Senior Note.

             (a) Events of Default under the Senior Loan Agreement. Upon the occurrence of any Event of Default provided under the Senior Loan Agreement
(the "Senior Loan Default") then, unless and until such Senior Loan Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or set-off or otherwise, except that payment may be made by delivery of subordinated notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Loan, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Loan, during any period:

                     (i) commencing on the date such Senior Loan Default shall first occur and ending on the date on which such Senior Loan Default shall have been cured or waived or shall have ceased to exist; or

                     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Loan Default, or in which the maturity of the Senior Loans shall have been accelerated in respect of such Senior Loan Default and such acceleration shall not have been annulled.


             (b) Notice by the Borrower. The Borrower shall give written notice to each holder of Subordinated Loans of (i) any Senior Loan Default and
(ii) events described in Section 2(a)(i) and (ii) immediately upon the occurrence or receipt thereof, as the case may be.

      (e)    Insolvency, etc. In the event of:

             (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Borrower, its creditors or its property;

             (ii) any proceeding for the liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

             (iii)  any assignment by the Borrower for the benefit of creditors;
or

             (iv)   any other marshalling of the assets of the Borrower,

first, all Senior Loans shall be paid in full in cash before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Loan on account of any Subordinated Loans. Any payment or distribution, whether made in cash, securities, or other property and whether made directly or indirectly, that would otherwise (but for this subsection (c)) be payable or deliverable in respect of the Subordinated Loans shall first be paid or delivered directly to the holder of the Senior Loans until all Senior Loans shall have been paid in full in cash and second be paid or delivered directly to the holders of the Subordinated Loans in accordance with the priorities then existing among such holders until all Subordinated Loans shall have been paid in full in cash.

      (d) Limited Suspension of Remedies of Holders of Subordinated Loans. No holder of Subordinated Loans may:

             (i) declare or join in the declaration of any Subordinated Loan to be due and payable or otherwise accelerate the maturity of the principal of the Subordinated Notes, accrued interest thereon or prepayment premium or other amounts due thereunder, or

             (ii) commence any administrative, legal or equitable action against the Borrower at any time during any period during which payment on the Subordinated Loans shall be prohibited pursuant to the terms of Section 2(a) hereof.

       (e) Proof of Claim. Each holder of the Subordinated Loans irrevocably authorizes and empowers the holder of the Senior Loans in any proceeding under any federal or state bankruptcy or insolvency law, or any other reorganization, dissolution or liquidation proceedings or the Borrower to file a proof of claim on behalf of such holder of the Subordinated Loans with respect to the Subordinated Loans and the other amounts owing hereunder and the Subordinated Notes if (and only if) such holder of the Subordinated Loans fails to file proof of its claims prior to ten (10) days before the expiration of the time period during which such proof of claim must be filed. Neither this Section 2(e) nor any other provision hereof, shall be construed to give the holder of the Senior Loans any right to vote any Subordinated Loans or any related claim, whether in connection with any resolution, arrangement, plan of reorganization, compromise, settlement, election, or otherwise.

             (f) Acceleration of Subordinated Loans. In the event that any Subordinated Loans shall be declared due and payable as the result of the occurrence of any one or more Events of Default as provided in Section 4 hereof, under circumstances when the terms of Section 2(a) do not prohibit payment on the Subordinated Loans, no payment shall be made in respect of any Subordinated Loan unless and until all Senior Loans shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Events of Default shall have been remedied or waived or shall have ceased to exist.

             (g)    Turnover of Payments. If:

                    (i) any payment or distribution shall be collected or received by any holders of Subordinated Loans in contravention of any of the terms of this Section 2 and prior to the payment in full in cash of the Senior Loans at the time outstanding; and

                    (ii) the Borrower shall have notified such holders of Subordinated Loans of the facts by reason of which such collection or receipt so contravenes this Section 2;

then such holders of Subordinated Loans will deliver such payment or distribution, to the extent necessary to pay all such Senior Loans in full in cash, to the holder of such Senior Loans and, until so delivered, the same shall be held in trust by such holders of Subordinated Loans as the property of the holder of such Senior Loans. If after any amount is delivered to the holder of Senior Loans pursuant to the Section 2(g), whether or not such amounts have been applied to the payment of Senior Loans, and the outstanding Senior Loans shall thereafter be paid in full in cash by the Borrower or otherwise other than pursuant to this Section 2(g), the holder of Senior Loans shall return to such holders of Subordinated Loans an amount equal to the amount delivered to the holder of Senior Loans pursuant to this Section 2(g).

             (h)    Obligations Not Impaired.

                    (i) No Impairment of Senior Loans. No right of any present or future holder of any Senior Loans to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holder of Senior Loans may, at any time and from time to time, without the consent of or notice to any holder of any Subordinated Loans and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the holders of Subordinated Loans to the holder of Senior Loans, do any one or more of the following:

                           (1)    amend or supplement in any manner any
document or instrument evidencing Senior Loans; provided, however, that in no event shall the principal amount of Senior Loans entitled to the benefits of this Section 2 be increased as a result of any such amendment or supplement;

                           (2)    sell, exchange, release or otherwise deal with
any property pledged, mortgaged or otherwise securing Senior Loans;

                                (3)     release any person liable in any manner
for the collection of Senior Loans; and

                                (4)     exercise or refrain from exercising any
rights against the Borrower and another person.

                        (ii) No Impairment of Subordinated Loans. Nothing contained in this Section 2(h)(ii) shall impair, as between the Borrower and any holder of Subordinated Loans, the obligation of the Borrower to pay to such holder the principal thereof and prepayment premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms of this Agreement, or prevent any holder of any Subordinated Loans from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement, subject to the rights of the holder of the Senior Loans, to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Loans.

                (i) Payment of Debt; Subrogation. Upon the payment in full of all Senior Loans in cash, the holders of Subordinated Loans shall be subrogated to all rights of any holder of Senior Loans to receive any further payments or distributions applicable to the Senior Loans until the Subordinated Loans shall have been paid in full, and such payments or distributions received by the holders of Subordinated Loans by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holder of Senior Loans, shall as between the Borrower and its creditors other than the holder of Senior Loans, on the one hand, and the holders of Subordinated Loans, on the other hand, be deemed to be payment by the Borrower on account of Senior Loans and not on account of Subordinated Loans.

                (j)     Reliance of Holders of Senior Loans; Amendments.

                        (i) Reliance of Holders of Senior Loans. Each holder of Subordinated Loans by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of the holder of the Senior Loans, whether such Senior Loans were created or acquired before or after the creation of Subordinated Loans, to acquire and hold, or to continue to hold, such Senior Loans, and such holder of the Senior Loans shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Loans.

                        (ii)    Amendments. Notwithstanding the provisions of
Section 2(a) hereof, no amendment, waiver or other modification of this Section 2 shall be effective unless such amendment, waiver or other modification shall have been approved in writing by the holder of Senior Loans outstanding at the time of such amendment, waiver or other modification.

                (k) Notices. Whenever any notice to holder of the Senior Note shall be required pursuant to the provisions of this Section 2, the holder of Senior Loans shall be deemed to have given such notice if such notice shall have been delivered to RDA.

        3. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants as follows:

                (a) The execution, delivery and performance by the Borrower of this Agreement and the Subordinated Notes do not contravene any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Borrower's properties.

                (b) Except as already obtained, no consent, approval, authorization or other order of any person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made for the execution, delivery or performance of this Agreement and the Subordinated Notes by the Borrower.

                (c) Each of this Agreement and the Subordinated Notes has been duly authorized, executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

                (d) There are no conditions precedent to the effectiveness of this Agreement and the Subordinated Notes that have not been satisfied or waived.

                (e) The address of the Borrower set forth in Section 5(a) is the address of the Borrower's principal office and the Borrower will notify each of the Lenders in writing within sixty (60) days following any change of such address.

        4. Events of Default. If one or more of the following events (an "Event of Default") shall occur:

                (a) Default in the punctual payment in full when due of any principal amount of, or interest on, the Subordinated Loans; or

                (b) Any representation or warranty made by the Borrower under or in connection with this Agreement or the Subordinated Notes shall prove to have been incorrect when made; or

                (c) The Borrower shall be insolvent or generally cease paying, or be unable to pay, its debts as they become due or shall make any admission in writing to the foregoing effect; or the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing debt; or a substantial part of the operations of the Borrower shall be suspended; or the Borrower shall make an assignment for the benefit or creditors; or the Borrower shall commence, as debtor, a case under the Federal Bankruptcy Code as now or hereinafter in effect; or shall commence any proceeding with respect to itself or a substantial portion of its property under any other insolvency, bankruptcy arrangement, reorganization, liquidation, dissolution or similar law; or a court of competent jurisdiction shall enter an order or relief against the Borrower as debtor in a case under the

Federal Bankruptcy Code; or a case under the Federal Bankruptcy Code shall be commenced against the Borrower or any proceeding under any other insolvency, bankruptcy, reorganization, arrangement, liquidation, dissolution or similar law of the United States shall be commenced against the Borrower or the Borrower shall consent to or admit the material allegations against it in any such case or proceeding; or a trustee, receiver or similar officer shall be appointed for all or a substantial part of the property of the Borrower and the Borrower shall consent thereto;

then, upon the happening of any of the foregoing Events of Default and at any time thereafter so long as such Events of Defaults shall be continuing, subject to Section 2 hereof, each of the Lenders may by declaration delivered to the Borrower, demand the immediate payments of the Subordinated Notes, the Subordinated Loans and all fees and other amounts payable by the Borrower hereunder, whereupon the same shall become immediately due and payable; provided, that upon the happening of any event specified in clause (c) above and all obligations under the Subordinated Notes, the Subordinated Loans or otherwise shall be immediately due and payable, all without declaration or notice to the Borrower. The Borrower hereby waives, to the fullest extent permitted by law, (A) all presentations, demands for performance, notices of non-performance, protests, notices or protests, notices of intent to accelerate, notice of dishonor in connection with the Subordinated Notes or any of the Subordinated Loans, (B) any requirement of diligence or promptness on the part of each of the Lenders, (C) any and all notices of every kind or description that may be required by statute or law and any defense of any kind that it may not or hereafter have, and (D) any defense of any kind (except payment) that it may now or hereafter have with respect to its liability under this Agreement or the Subordinated Notes.

        (5)     Miscellaneous.

                (a) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be sent:

                        If to RDA:

                                The Reader's Digest Association, Inc.
                                Reader's Digest Road
                                Pleasantville, New York 10570-7000
                                Attn: Vice President,
                                      Corporate Financial Planning
                                Facsimile: (914) 244-5972

                        with a copy to:

                                The Reader's Digest Association, Inc.
                                Reader's Digest Road
                                Pleasantville, New York 10570-7000
                                Attn: General Counsel
                                Facsimile: (914) 244-5644

                        If to Domain:

                                Domain.com, Inc.
                                c/o StarTek, Inc.
                                100 Garfield Street, 4th Floor
                                Denver, Colorado 80206
                                Attn: Chairman
                                Facsimile: (303) 329-9107

                        with a copy to:

                                StarTek, Inc.
                                1250 H Street
                                Greeley, Colorado 80631
                                Attn: President and Chief Executive Officer
                                Facsimile: (970) 346-5401

                        If to the Borrower:

                                Gifts.com, Inc.
                                5456 SE International Way
                                Portland, Oregon 97222
                                Attn: President
                                Facsimile: (503) 786-3944

                        with a copy to:

                                The Reader's Digest Association, Inc.
                                Reader's Digest Road
                                Pleasantville, New York 10570-7000
                                Attn: General Counsel
                                Facsimile: (914) 244-5644

or, in each case, to such other address as any party may from time to time specify in writing to the other party hereto. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if sent to the intended recipient at the proper address determined pursuant to this Section by courier, facsimile transmission or by hand and will be deemed given, unless earlier received (i) if sent by courier, when recorded on the records of the courier as received by the intended party,
(ii) if sent by facsimile, upon transmission if transmitted on a business day of the intended recipient during business hours and in all other cases, on the next business day, and (iii) if delivered by hand, on the date of receipt.

                (b) Amendments and Modifications. This Agreement and the Subordinated Notes may not be modified or amended except by an instrument in writing signed by the Borrower and each of the Lenders.

                (c) Waivers. No failure on the part of each of the Lenders to exercise and no delay in exercising any right, power or remedy hereunder or under any Note shall operate as a waiver thereof or as any default, nor shall any single or partial exercise by each of the Lenders of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. This Agreement and the obligations of the Borrower hereunder are in addition to and not in substitution of any other obligations held by each of the Lenders and shall not affect the rights, remedies or powers of the Lenders in respect of any obligations or interest of the Lenders. The remedies herein provided are cumulative and are not exclusive of any remedy provided at law.

                (d) Benefits. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns to the parties hereto.

                (e) Governing Law. This Agreement and the Subordinated Notes shall be governed and construed in accordance with the laws of the State of New York without reference to any conflicts of law principles which would have the substantive law of any other jurisdiction apply to the subject matter hereof. Each of the Lenders and the Borrower irrevocably and unconditionally (i) agree that any suit, action or proceeding against such party arising out of this Agreement may be brought in New York State or Federal court sitting in New York, New York or Westchester County, New York, (ii) waive, to the fullest extent such party may effectively do so, any objection which such party may have to laying of venue of any such suit, action or proceeding and (iii) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding and agree that any process or notice of motion or other application to any court may be served on such party within or outside such court's territorial jurisdiction by registered or certified mail or by personal service at such party's address set forth above.

                (f) Counterparts. This Agreement may be simultaneously executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument. A facsimile signature of a counterpart executed copy of this Agreement shall be treated as an original.

                (g) Expenses. The Borrower shall pay all expenses, including reasonable attorneys' fees and costs, in connection with the enforcement of this Agreement, the Subordinated Notes and any other instruments and documents delivered in connection herewith or therewith.

                (h) Waiver of Jury Trial. Each of the Borrower and Lenders hereby irrevocably and unconditionally waives all rights to trial by jury in any legal action, proceeding or counterclaim arising out of or relating to this Agreement or the Note and for any counterclaim therein.

                            [signature page follows]

                Please confirm your agreement to the terms and conditions of this Agreement by causing a duly authorized officer of the Borrower to execute a counterpart hereof.

                                        Very truly yours,

                                        THE READER'S DIGEST ASSOCIATION, INC.


                                        By:  /s/ William H. Magill
                                             --------------------------------
                                             Name: William H. Magill
                                             Title: Vice President and Treasurer


                                        DOMAIN.COM, INC.


                                        By:  /s/ A. EMMET STEPHENSON JR.
                                             ---------------------------------
                                             Name: A. EMMET STEPHENSON JR.
                                             Title: CHAIRMAN


AGREED TO AS OF THE 30th DAY OF
SEPTEMBER, 2001

GIFTS.COM, INC.


By:  /s/ Ralph Pinto
     --------------------------
     Name: Ralph Pinto
     Title: President

                                   EXHIBIT A

                            LIST OF CANCELLED NOTES

1. Promissory Note, dated November 1, 1999, by the Borrower in favor of RDA in the amount of $18,433,125.00.

2. Promissory Note, dated as of September 8, 2000 by the Borrower in favor of RDA in the amount of $4,005,000.00.

3. Promissory Note, dated as of October 2, 2000 by the Borrower in favor of RDA in the amount of $4,005,000.00.

4. Promissory Note, dated November 1, 1999, by the Borrower in favor of Domain in the amount of $7,816,875.00.

5. Promissory Note, dated as of September 8, 2000 by the Borrower in favor of Domain the amount of $995,000.00.

6. Promissory Note, dated as of October 2, 2000 by the Borrower in favor of Domain in the amount of $995,000.00.

                                   EXHIBIT B

                                 REISSUED NOTES



See attached.

                       AMENDED, RESTATED AND CONSOLIDATED
                          SUBORDINATED PROMISSORY NOTE

$26,443,125.00                                                September 30, 2001


                FOR VALUE RECEIVED, this Note amends, restates and consolidates those certain Promissory Notes listed on Exhibit A hereto. The undersigned, Gifts.com, Inc, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of The Reader's Digest Association, Inc., its successors and assigns (the "Lender") on the earlier of August 31, 2002 or the date specified in the Loan Agreement hereinafter described, the principal sum of TWENTY SIX MILLION FOUR HUNDRED FORTY THREE THOUSAND ONE HUNDRED TWENTY FIVE DOLLARS ($26,443,125.00) in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount of such Loan, in like money and funds, from the date of each Loan and until such Loan shall be paid in full, at the rate per annum and in the manner provided in the Loan Agreement.

                This Note is the Note referred to in the Amended, Restated and Consolidated Subordinated Loan Agreement, dated as of the date hereof, by and among the Borrower, the Lender and Domain.com, Inc. (the "Loan Agreement"). This Note evidences the Loans made by the Lender to the Borrower under the Loan Agreement. This Note is subordinate and junior in right of payment to the advances made to and amounts due by the Borrower to the Lender pursuant to that certain Loan Agreement between the Borrower and the Lender and the Senior Promissory Note in favor of the Lender, each dated as of September 30, 2001.

                Upon the occurrence of any Event of Default under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement. The Borrower may at its option prepay all or part of the principal of this Note before maturity upon the terms provided in the Loan Agreement.

                This Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York.


                                        GIFTS.COM, INC.


                                        By:  /s/ Ralph Pinto
                                             ----------------------------
                                             Name: Ralph Pinto
                                             Title: President

                                   EXHIBIT A
                        LIST OF CERTAIN PROMISSORY NOTES


1. Promissory Note, dated November 1, 1999, by the Borrower in favor of RDA in the amount of $18,433,125.00.

2. Promissory Note, dated as of September 8, 2000 by the Borrower in favor of RDA in the amount of $4,005,000.00.

3. Promissory Note, dated as of October 2, 2000 by the Borrower in favor of RDA in the amount of $4,005,000.00.

                       AMENDED, RESTATED AND CONSOLIDATED
                          SUBORDINATED PROMISSORY NOTE


$9,806,875.00                                                 September 30, 2001



        FOR VALUE RECEIVED, this Note amends, restates and consolidates those certain Promissory Notes listed on Exhibit A hereto. The undersigned, Gifts.com, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Domain.com, Inc., its successors and assigns (the "Lender"), on the earlier of August 31, 2002 or the date specified in the Loan Agreement hereinafter described the principal sum of NINE MILLION EIGHT HUNDRED SIX THOUSAND EIGHT HUNDRED SEVENTY FIVE DOLLARS ($9,806,875.00) in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount of such Loan, in like money and funds, from the date of each Loan and until such Loan shall be paid in full, at the rate per annum and in the manner provided in the Loan Agreement.

        This Note is the Note referred to in the Amended, Restated and Consolidated Subordinated Loan Agreement, dated as of the date hereof (the "Loan Agreement"), by and among the Borrower, the Lender and The Reader's Digest Association, Inc. ("RDA"). This Note evidences the Loans made by the Lender to the Borrower under the Loan Agreement. This Note is subordinate and junior in right of payment to the advances made to and amounts due by the Borrowers to RDA pursuant to that certain Loan Agreement between the Borrower and RDA and the Senior Promissory Note in favor of RDA, each dated as of September 30, 2001.


        Upon the occurrence of any Event of Default under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement. The Borrower may at its option prepay all or part of the principal of this Note before maturity upon the terms provided in the Loan Agreement.

        This Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York.


                                           GIFTS.COM, INC.




                                           By: /s/ Ralph Pinto
                                               ----------------------------
                                               Name: Ralph Pinto
                                               Title: President

                                   EXHIBIT A

                        LIST OF CERTAIN PROMISSORY NOTES


1. Promissory Note, dated November 1, 1999, by the Borrower in favor of Domain in the amount of $7,816,875.00.

2. Promissory Note, dated as of September 8, 2000 by the Borrower in favor of Domain the amount $995,000.00.

3. Promissory Note, dated as of October 2, 2000 by the Borrower in favor of Domain in the amount of $995,000.00.